Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2023 Fourth Quarter Results

Contact: Joseph F. Casey, President and CEO

Brockton, Massachusetts (January 30, 2024): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $16.1 million, or $0.37 per diluted share, for the year ended December 31, 2023, a decrease of $29.5 million, or 64.7%, compared to net income of $45.6 million, or $0.97 per diluted share, for the year ended December 31, 2022. For the fourth quarter of 2023, the Company reported a net loss of $7.1 million, or $0.17 per diluted share, compared to net income of $8.4 million, or $0.20 per diluted share, for the preceding quarter and net income of $9.6 million, or $0.21 per diluted share, for the same period last year.

The results for the quarter and year ended December 31, 2023 were significantly impacted by the full impairment of goodwill at Harbor One Mortgage, LLC (“HarborOne Mortgage”) in the amount of $10.8 million. Throughout 2023 HarborOne Mortgage, and the mortgage banking industry in general, faced significant headwinds. The combination of the average residential mortgage rate reaching twenty-year highs during 2023 and a housing market with low inventory and higher prices, generated the lowest annual residential mortgage loan origination volume in two decades. As a result of these conditions, the impairment analysis of goodwill completed in the fourth quarter resulted in a determination that the goodwill at HarborOne Mortgage was fully impaired.

Excluding the HarborOne Mortgage goodwill impairment charge of $10.8 million, included in noninterest expense, net income and diluted earnings per share for the quarter and year ended December 31, 2023 were $3.7 million, or $0.09(1) per diluted share and $26.9 million, or $0.62(1) per diluted share, respectively. Goodwill impairment is a non-cash charge that has no impact on our liquidity, or regulatory capital ratios.

Selected Financial Highlights:

●	Deposit growth, excluding brokered deposits, of $172.7 million, or 4.4%, year over year.
●	Strong asset quality; nonperforming loans as a percentage of total loans were 0.37% compared to 0.39% last quarter
●	Excluding the goodwill impairment, reduced noninterest expense 8.2% year over year.
●	Loan growth of $200.6 million, or 4.4%, year over year.
●	Continued share repurchase program, repurchasing 570,527 shares at an average cost of $10.15 per share, totaling $5.8 million.
●	Redeemed $35 million subordinated debt with an 8.45% interest rate.

“I am very proud of the progress our team is making in building our relationship bank model,” said Joseph F. Casey, President and CEO. “We have customer deposit growth of over 4% in 2023, as well as growth in deposit market share in about 80% of our markets. This growth will position us well for the future.”

Net Interest Income

The Company’s net interest and dividend income was $29.7 million for the quarter ended December 31, 2023, compared to $31.1 million for the quarter ended September 30, 2023, and $39.2 million for the quarter ended December 31, 2022. The tax equivalent interest rate spread and net interest margin were 1.56% and 2.23%, respectively, for the quarter ended December 31, 2023, compared to 1.70% and 2.34%, respectively, for the quarter ended September 30, 2023, and 2.88% and 3.23%, respectively, for the quarter ended December 31, 2022.

On December 1, 2023, the Company elected to redeem its subordinated notes in the amount of $35 million. This early redemption resulted in interest expense of $620,000 for the remaining unamortized issuance costs during the quarter. Issuance cost amortization recorded in the quarter ended September 30, 2023 was $32,000. For the quarter ended December 31, 2023, the tax equivalent interest rate spread and net interest margin excluding the additional amortization were 1.62% and 2.27%, respectively.

On a linked-quarter basis, the decreases in net interest and dividend income, tax equivalent interest rate spread, and net interest margin primarily reflect a higher cost of funding, partially offset by increased loan balances and yields, with liability repricing outpacing assets. While the yield on interest-earning assets increased 7 basis points from the preceding quarter, the cost of interest-bearing liabilities increased 21 basis points, in a competitive deposit pricing market.

The $9.5 million decrease in net interest and dividend income from the prior year quarter reflects an increase of $22.0 million, or 172.6%, in total interest expense, partially offset by an increase of $12.5 million, or 24.0%, in total interest and dividend income. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities increased 186 basis points, while the average balance increased $597.7 million, and the yield on interest-earning assets increased 54 basis points, while the average balance increased $496.8 million.

The quarter and year-to-date results reflect the continuing impact of the successive federal funds rate increases that occurred from March 2022 to July 2023 totaling 525 basis points. The current market expectations for 2024 suggest falling rates throughout the year, although pressure may remain on deposit pricing in competitive markets as financial institutions continue to prioritize customer deposit funding.

Noninterest Income

Total noninterest income decreased $2.7 million, or 23.2%, to $8.9 million for the quarter ended December 31, 2023, from $11.6 million for the quarter ended September 30, 2023. The decrease was primarily driven by a decrease in the mortgage servicing rights (“MSR”) valuation for the three months ended December 31, 2023 of $3.1 million, compared to an increase of $770,000 for the three months ended September 30, 2023. The MSR valuation was negatively impacted by key benchmark rates used in the valuation model, which decreased from the prior quarter. The impact on the MSR of principal payments on the underlying mortgages was $487,000 and $645,000 for the quarters ended, December 31, 2023 and September 30, 2023, respectively.

Persistent low inventory of for-sale residential real estate and elevated mortgage interest rates continued to impact the results of HarborOne Mortgage with gain on loan sales of $2.2 million from mortgage loan closings of $124.2 million for the quarter ended December 31, 2023, compared to $2.7 million in gain on loan sales from mortgage loan closings of $157.6 million in the preceding quarter.

Total noninterest income for the quarter and year ended December 31, 2023 included a $305,000 gain on sale of a former bank branch, and $582,000 recognized on a revenue enhancing Bank-owned life insurance (“BOLI”) surrender and exchange strategy. The BOLI income was offset by a $464,000 corresponding tax impact included in the provision for income taxes and a modified endowment contract charge included in noninterest expense.

Total noninterest income decreased $996,000, or 10.1%, compared to the quarter ended December 31, 2022, primarily due to a $1.1 million, or 53.7%, decrease in mortgage banking income. The prior year quarter reflected a $2.1 million decrease in the fair value of the MSR.

Noninterest Expense

Total noninterest expense increased $11.3 million, or 35.6% to $43.2 million for the quarter ended December 31, 2023, from $31.9 million for the quarter ended September 30, 2023. Excluding the one-time $10.8 million goodwill impairment charge, noninterest expenses for the quarter ended December 31, 2023 were $32.4 million. The linked-quarter increase, excluding the goodwill impairment charge, was $582,000. Loan expense for the quarter ended December 31, 2023 includes a $629,000 reversal of repurchase reserve at HarborOne Mortgage based on updated assumptions used to determine the estimate.

Total noninterest expense increased $8.6 million, or 24.7% compared to the prior year quarter of $34.6 million. Excluding the goodwill impairment charge, noninterest expenses decreased $2.2 million from the prior year quarter. Full-time equivalent employees decreased 80 for the year ended December 31, 2023, as HarborOne Mortgage and the Bank proactively enacted cost saving measures, including reductions in force. The reduction in force resulted in a decrease in compensation and benefits expense of $905,000, primarily reflecting decreased salary, mortgage origination commission and incentive accruals, and an occupancy and equipment expense decrease of $265,000. These decreases were partially offset by a $409,000 increase in deposit insurance expense.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $17.6 million at December 31, 2023, compared to $18.8 million at September 30, 2023 and $14.8 million at December 31, 2022. Nonperforming assets as a percentage of total assets were 0.31% at December 31, 2023, 0.33% at September 30, 2023, and 0.28% at December 31, 2022.

The Company recorded a provision for loan credit losses of $970,000 and $6.7 million for the quarter and year ended December 31, 2023. The provision for loan credit losses for the quarter and year ended December 31, 2022 was $2.1 million and $5.7 million, respectively, and the Company recorded a provision for loan credit losses of $474,000 for the quarter ended September 30, 2023. Net charge-offs totaled $1.3 million, or 0.11%, and $4.0 million, or 0.08%, of average loans outstanding on an annualized basis, for the quarter and year ended December 31, 2023, respectively. Net charge-offs totaled $2.1 million, or 0.19%, of average loans outstanding on an annualized basis, for the quarter ended December 31, 2022 and net recoveries totaled $18,000 for the quarter ended September 30, 2023. Loan credit loss provisioning for the fourth quarter and the years ended December 31, 2023 and 2022, primarily reflect replenishment of the allowance for credit losses (“ACL”) on loans due to charge-offs and loan growth.

The ACL on loans was $48.0 million, or 1.01% of total loans, at December 31, 2023, compared to $48.3 million, or 1.02% of total loans, at September 30, 2023 and $45.2 million, or 0.99% of total loans, at December 31, 2022. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $3.9 million at December 31, 2023, compared to $4.2 million at September 30, 2023 and $4.9 million at December 31, 2022.

Management continues to closely monitor the loan portfolio for signs of deterioration in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and interest rates. The commercial real estate portfolio is centered in New England, with approximately 75% of the portfolio secured by property located in Massachusetts and Rhode Island. Approximately 60% of the commercial real estate loans are fixed-rate loans with, in the opinion of management, limited near-term maturity risk.

Management also continues to monitor certain sectors within the commercial real estate segment that may be particularly susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. This includes business-oriented hotels, non-anchored retail space, and metro office space. As of December 31, 2023, business-oriented hotels loans included 14 loans with a total outstanding balance of $122.7 million, non-anchored retail space loans included 28 loans with a total outstanding balance of $44.8 million, and metro office space loans included two loans with a total outstanding balance of $10.8 million. During the fourth quarter of 2023, a charge-off of $1.3 million was recorded on one of the metro office space loans based on a purchase and sale agreement that is expected to close in the second quarter of 2024. As of December 31, 2023, this loan has a carrying value of $5.7 million, was rated doubtful and on nonaccrual. There is also one business-oriented hotel credit with a carrying value of $1.7 million that was rated substandard and on nonaccrual. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets were $5.67 billion and $5.36 billion as of December 31, 2023 and 2022, respectively, and $5.66 billion at September 30, 2023. The linked-quarter increase and year-over-year increase primarily reflect increases in total loans and cash and cash equivalents.

Available-for-sale securities were $290.2 million and $301.1 million at December 31, 2023 and 2022, respectively and $271.1 million at September 30, 2023. The unrealized loss on securities available for sale was $62.0 million and $68.3 million as of December 31, 2023 and 2022, respectively, as compared to $81.3 million of unrealized losses as of September 30, 2023. Securities held to maturity were flat at $19.8 million, or 0.4% of total assets, during 2023.

Loans increased $27.5 million, or 0.6%, to $4.75 billion at December 31, 2023, from $4.72 billion at September 30, 2023. The increase in loans for the three months ended December 31, 2023 was primarily due to increases in commercial construction loans of $17.2 million, commercial and industrial loans of $15.9 million, and residential mortgage loans of $2.8 million, partially offset by decreases in commercial real estate loans of $6.2 million and consumer loans of $2.2 million.

Total deposits were $4.39 billion at December 31, 2023 and $4.41 billion at September 30, 2023. Compared to the prior quarter, non-certificate accounts decreased $76.4 million and term certificate accounts increased $4.2 million, as competitive rate specials attracted term certificate deposits during the quarter. Brokered deposits increased $49.7 million. As of December 31, 2023, FDIC-insured deposits were approximately 68% of total deposits, including Bank subsidiary deposits. Including Depositors Insurance Fund (“DIF”) excess insurance coverage that remains available until February 24, 2024, insured deposits are approximately 84% of total deposits, including Bank subsidiary deposits. Although the Bank exited the DIF as of February 24, 2023, insurance remains in place for funds on deposit as of that date for one year, or until maturity for term certificates.

FHLB borrowings increased $93.0 million to $568.5 million at December 31, 2023 from $475.5 million at September 30, 2023. As of December 31, 2023, the Bank had $1.18 billion in available borrowing capacity across multiple relationships. Additionally, on December 1, 2023, the Company redeemed its $35.0 million in subordinated debt.

Total stockholders’ equity was $583.8 million at December 31, 2023, compared to $584.6 million at September 30, 2023 and $617.0 million at December 31, 2022. Stockholders’ equity decreased 0.1% when compared to the prior quarter, as net loss and share repurchases were partially offset by a decrease in unrealized loss on available-for-sale securities. As of December 31, 2023, the Company’s sixth share repurchase program, commenced in the third quarter of 2023, is ongoing with 1,223,050 shares repurchased, at an average price of $10.05, including $0.10 per share of excise tax, since commencement. The tangible-common-equity-to-tangible-assets ratio(2) was 9.33% at December 31, 2023, 9.17% at September 30, 2023, and 10.31% at December 31, 2022. At December 31, 2023, the Company and the Bank had strong capital positions, exceeding all regulatory capital requirements, and are considered well-capitalized.

(1) This non-GAAP ratio is net loss less goodwill impairment to weighted average shares outstanding on a diluted basis.

(2) This non-GAAP ratio is total stockholders equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston,

Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of income statement results excluding the goodwill impairment charge, total noninterest expense excluding the goodwill impairment charge, diluted earnings per share excluding the impairment charge, Return on average assets (ROAA), excluding the goodwill impairment charge,  Return on average equity (ROAE), excluding goodwill impairment charge, the efficiency ratio, efficiency ratio excluding the goodwill impairment charge, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2023	2023	2023	2023	2022

Assets

Cash and due from banks	$38,876	$38,573	$43,525	$38,989	$39,712
Short-term investments	188,474	208,211	209,326	210,765	58,305
Total cash and cash equivalents	227,350	246,784	252,851	249,754	98,017

Securities available for sale, at fair value	290,151	271,078	292,012	303,059	301,149
Securities held to maturity, at amortized cost	19,796	19,795	19,839	19,838	19,949
Federal Home Loan Bank stock, at cost	27,098	23,378	27,123	23,589	20,071
Asset held for sale	348	966	966	—	—
Loans held for sale, at fair value	19,686	17,796	20,949	13,956	18,544
Loans:
Commercial real estate	2,343,675	2,349,886	2,286,688	2,286,727	2,250,344
Commercial construction	208,443	191,224	228,902	212,689	199,311
Commercial and industrial	466,443	450,547	453,422	423,036	424,275
Total commercial loans	3,018,561	2,991,657	2,969,012	2,922,452	2,873,930
Residential real estate	1,709,714	1,706,950	1,701,766	1,667,934	1,634,319
Consumer	22,036	24,247	27,425	32,246	41,421
Loans	4,750,311	4,722,854	4,698,203	4,622,632	4,549,670
Less: Allowance for credit losses on loans	(47,972)	(48,312)	(47,821)	(46,994)	(45,236)
Net loans	4,702,339	4,674,542	4,650,382	4,575,638	4,504,434
Mortgage servicing rights, at fair value	46,111	49,201	48,176	47,080	48,138
Goodwill	59,042	69,802	69,802	69,802	69,802
Other intangible assets	1,515	1,704	1,893	2,082	2,272
Other assets	274,460	289,341	275,261	268,060	277,169
Total assets	$5,667,896	$5,664,387	$5,659,254	$5,572,858	$5,359,545

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$659,973	$708,847	$717,572	$726,548	$762,576
NOW accounts	305,825	289,141	286,956	287,376	297,692
Regular savings and club accounts	1,265,315	1,324,635	1,390,906	1,455,318	1,468,172
Money market deposit accounts	966,201	951,128	834,120	796,008	861,704
Term certificate accounts	863,457	859,266	742,931	653,553	497,975
Brokered deposits	326,638	276,941	315,003	322,927	301,380
Total deposits	4,387,409	4,409,958	4,287,488	4,241,730	4,189,499
FHLB borrowings	568,462	475,470	604,568	590,665	400,675
Subordinated debt	—	34,380	34,348	34,317	34,285
Other liabilities and accrued expenses	128,266	159,945	137,318	106,352	118,110
Total liabilities	5,084,137	5,079,753	5,063,722	4,973,064	4,742,569

Common stock	598	597	597	597	596
Additional paid-in capital	486,502	485,144	484,544	483,831	483,031
Unearned compensation - ESOP	(25,785)	(26,245)	(26,704)	(27,164)	(27,623)
Retained earnings	359,656	369,930	364,709	360,454	356,438
Treasury stock	(193,590)	(187,803)	(181,324)	(175,514)	(148,384)
Accumulated other comprehensive loss	(43,622)	(56,989)	(46,290)	(42,410)	(47,082)
Total stockholders' equity	583,759	584,634	595,532	599,794	616,976

Total liabilities and stockholders' equity	$5,667,896	$5,664,387	$5,659,254	$5,572,858	$5,359,545

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except share data)	2023	2023	2023	2023	2022

Interest and dividend income:
Interest and fees on loans	$59,499	$58,124	$55,504	$52,771	$49,177
Interest on loans held for sale	369	370	326	286	334
Interest on securities	2,001	2,003	2,035	2,079	2,045
Other interest and dividend income	2,516	2,667	2,935	803	359
Total interest and dividend income	64,385	63,164	60,800	55,939	51,915

Interest expense:
Interest on deposits	27,310	25,039	20,062	15,913	8,499
Interest on FHLB and FRB borrowings	6,260	6,439	8,114	5,105	3,703
Interest on subordinated debentures	1,122	606	524	523	524
Total interest expense	34,692	32,084	28,700	21,541	12,726

Net interest and dividend income	29,693	31,080	32,100	34,398	39,189

Provision (benefit) for credit losses	644	(113)	3,283	1,866	2,108

Net interest and dividend income, after provision for credit losses	29,049	31,193	28,817	32,532	37,081

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	2,176	2,704	3,300	2,224	2,301
Changes in mortgage servicing rights fair value	(3,553)	125	436	(1,692)	(2,631)
Other	2,301	2,270	2,312	2,216	2,325
Total mortgage banking income	924	5,099	6,048	2,748	1,995

Deposit account fees	5,178	5,133	5,012	4,733	5,031
Income on retirement plan annuities	147	146	128	119	118
Bank-owned life insurance income	1,207	531	511	500	501
Other income	1,448	689	963	590	2,255
Total noninterest income	8,904	11,598	12,662	8,690	9,900

Noninterest expenses:
Compensation and benefits	19,199	18,699	18,220	17,799	20,104
Occupancy and equipment	4,670	4,430	4,633	5,040	4,935
Data processing	2,474	2,548	2,403	2,346	2,359
Loan (income) expense	(317)	385	417	313	169
Marketing	811	794	925	1,181	862
Professional fees	1,690	1,374	1,114	1,501	1,446
Deposit insurance	795	1,004	1,176	510	385
Goodwill impairment	10,760	—	—	—	—
Other expenses	3,132	2,638	2,837	2,819	4,384
Total noninterest expenses	43,214	31,872	31,725	31,509	34,644

(Loss) income before income taxes	(5,261)	10,919	9,754	9,713	12,337

Income tax provision	1,850	2,507	2,275	2,416	2,760

Net (loss) income	$(7,111)	$8,412	$7,479	$7,297	$9,577

(Losses) earnings per common share:
Basic	$(0.17)	$0.20	$0.17	$0.16	$0.21
Diluted	$(0.17)	$0.20	$0.17	$0.16	$0.21
Weighted average shares outstanding:
Basic	42,111,872	42,876,893	43,063,507	44,857,224	45,321,491
Diluted	42,299,858	42,983,477	43,133,455	45,284,240	45,861,658

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	For the Years Ended December 31,
(dollars in thousands, except share data)	2023	2022	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$225,898	$162,340	$63,558	39.2%
Interest on loans held for sale	1,351	1,306	45	3.4
Interest on securities	8,118	7,590	528	7.0
Other interest and dividend income	8,921	694	8,227	1185.4
Total interest and dividend income	244,288	171,930	72,358	42.1

Interest expense:
Interest on deposits	88,324	15,630	72,694	465.1
Interest on FHLB and FRB borrowings	25,918	5,219	20,699	396.6
Interest on subordinated debentures	2,775	2,095	680	32.5
Total interest expense	117,017	22,944	94,073	410.0

Net interest and dividend income	127,271	148,986	(21,715)	(14.6)

Provision for credit losses	5,680	5,660	20	0.4

Net interest and dividend income, after provision for credit losses	121,591	143,326	(21,735)	(15.2)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	10,404	15,970	(5,566)	(34.9)
Changes in mortgage servicing rights fair value	(4,684)	5,332	(10,016)	(187.8)
Other	9,099	9,948	(849)	(8.5)
Total mortgage banking income	14,819	31,250	(16,431)	(52.6)

Deposit account fees	20,056	19,265	791	4.1
Income on retirement plan annuities	540	456	84	18.4
Bank-owned life insurance income	2,749	1,981	768	38.8
Other income	3,690	4,357	(667)	(15.3)
Total noninterest income	41,854	57,309	(15,455)	(27.0)

Noninterest expenses:
Compensation and benefits	73,917	83,273	(9,356)	(11.2)
Occupancy and equipment	18,773	19,767	(994)	(5.0)
Data processing	9,771	9,170	601	6.6
Loan expense	798	1,387	(589)	(42.5)
Marketing	3,711	3,916	(205)	(5.2)
Professional fees	5,679	6,122	(443)	(7.2)
Deposit insurance	3,485	1,445	2,040	141.2
Goodwill impairment	10,760	—	10,760	0.0
Other expenses	11,426	13,826	(2,400)	(17.4)
Total noninterest expenses	138,320	138,906	(586)	(0.4)

Income before income taxes	25,125	61,729	(36,604)	(59.3)

Income tax provision	9,048	16,140	(7,092)	(43.9)

Net income	$16,077	$45,589	$(29,512)	(64.7)%

Earnings per common share:
Basic	$0.37	$0.98
Diluted	$0.37	$0.97
Weighted average shares outstanding:
Basic	43,221,738	46,483,664
Diluted	43,419,622	47,118,457

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$370,683	$2,001	2.14%	$375,779	$2,003	2.11%	$388,247	$2,045	2.09%
Other interest-earning assets	205,929	2,516	4.85	207,234	2,667	5.11	42,640	359	3.34
Loans held for sale	20,010	369	7.32	20,919	370	7.02	22,350	334	5.93
Loans
Commercial loans (2)(3)	3,005,840	41,263	5.45	2,980,817	40,438	5.38	2,770,667	34,351	4.92
Residential real estate loans (3)(4)	1,707,978	18,103	4.21	1,700,383	17,525	4.09	1,566,389	14,352	3.64
Consumer loans (3)	22,324	384	6.82	25,126	412	6.51	45,629	632	5.50
Total loans	4,736,142	59,750	5.01	4,706,326	58,375	4.92	4,382,685	49,335	4.47
Total interest-earning assets	5,332,764	64,636	4.81	5,310,258	63,415	4.74	4,835,922	52,073	4.27
Noninterest-earning assets	313,729			314,030			311,372
Total assets	$5,646,493			$5,624,288			$5,147,294
Interest-bearing liabilities:
Savings accounts	$1,307,774	6,875	2.09	$1,360,728	6,787	1.98	$1,408,493	3,591	1.01
NOW accounts	290,147	122	0.17	274,329	75	0.11	291,890	40	0.05
Money market accounts	963,223	9,288	3.83	910,694	8,355	3.64	878,609	3,312	1.50
Certificates of deposit	859,274	8,329	3.85	818,182	7,212	3.50	487,121	1,062	0.86
Brokered deposits	288,449	2,696	3.71	287,428	2,610	3.60	148,460	494	1.32
Total interest-bearing deposits	3,708,867	27,310	2.92	3,651,361	25,039	2.72	3,214,573	8,499	1.05
FHLB and FRB borrowings	507,520	6,260	4.89	508,001	6,439	5.03	392,508	3,703	3.74
Subordinated debentures	22,614	1,122	19.68	34,364	606	7.00	34,268	524	6.07
Total borrowings	530,134	7,382	5.52	542,365	7,045	5.15	426,776	4,227	3.93
Total interest-bearing liabilities	4,239,001	34,692	3.25	4,193,726	32,084	3.04	3,641,349	12,726	1.39
Noninterest-bearing liabilities:
Noninterest-bearing deposits	683,548			705,009			788,572
Other noninterest-bearing liabilities	137,239			126,742			101,621
Total liabilities	5,059,788			5,025,477			4,531,542
Total stockholders' equity	586,705			598,811			615,752
Total liabilities and stockholders' equity	$5,646,493			$5,624,288			$5,147,294
Tax equivalent net interest income		29,944			31,331			39,347
Tax equivalent interest rate spread (5)			1.56%			1.70%			2.88%
Less: tax equivalent adjustment		251			251			158
Net interest income as reported		$29,693			$31,080			$39,189
Net interest-earning assets (6)	$1,093,763			$1,116,532			$1,194,573
Net interest margin (7)			2.21%			2.32%			3.22%
Tax equivalent effect			0.02			0.02			0.01
Net interest margin on a fully tax equivalent basis			2.23%			2.34%			3.23%
Ratio of interest-earning assets to interest-bearing liabilities	125.80%			126.62%			132.81%

Supplemental information:
Total deposits, including demand deposits	$4,392,415	$27,310		$4,356,370	$25,039		$4,003,145	$8,499
Cost of total deposits			2.47%			2.28%			0.84%
Total funding liabilities, including demand deposits	$4,922,549	$34,692		$4,898,735	$32,084		$4,429,921	$12,726
Cost of total funding liabilities			2.80%			2.60%			1.14%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	For the Years Ended
	December 31, 2023			December 31, 2022
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$378,828	$8,118	2.14%	$390,894	$7,590	1.94%
Other interest-earning assets	179,338	8,921	4.97	70,987	694	0.98
Loans held for sale	19,671	1,351	6.87	27,409	1,306	4.76
Loans
Commercial loans (2)(3)	2,956,956	157,379	5.32	2,493,646	110,305	4.42
Residential real estate loans (3)(4)	1,684,793	67,701	4.02	1,398,190	48,645	3.48
Consumer loans (3)	28,149	1,734	6.16	78,766	3,811	4.84
Total loans	4,669,898	226,814	4.86	3,970,602	162,761	4.10
Total interest-earning assets	5,247,735	245,204	4.67	4,459,892	172,351	3.86
Noninterest-earning assets	311,558			314,670
Total assets	$5,559,293			$4,774,562
Interest-bearing liabilities:
Savings accounts	$1,386,891	25,271	1.82	$1,284,364	5,794	0.45
NOW accounts	280,218	292	0.10	302,530	156	0.05
Money market accounts	875,722	29,138	3.33	879,133	5,632	0.64
Certificates of deposit	735,614	23,499	3.19	495,066	3,248	0.66
Brokered deposits	296,838	10,124	3.41	112,939	800	0.71
Total interest-bearing deposits	3,575,283	88,324	2.47	3,074,032	15,630	0.51
FHLB and FRB borrowings	532,586	25,918	4.87	170,748	5,219	3.06
Subordinated debentures	31,378	2,775	8.84	34,221	2,095	6.12
Total borrowings	563,964	28,693	5.09	204,969	7,314	3.57
Total interest-bearing liabilities	4,139,247	117,017	2.83	3,279,001	22,944	0.70
Noninterest-bearing liabilities:
Noninterest-bearing deposits	705,438			771,299
Other noninterest-bearing liabilities	113,675			85,995
Total liabilities	4,958,360			4,136,295
Total stockholders' equity	600,933			638,267
Total liabilities and stockholders' equity	$5,559,293			$4,774,562
Tax equivalent net interest income		128,187			149,407
Tax equivalent interest rate spread (5)			1.84%			3.16%
Less: tax equivalent adjustment		916			421
Net interest income as reported		$127,271			$148,986
Net interest-earning assets (6)	$1,108,488			$1,180,891
Net interest margin (7)			2.43%			3.34%
Tax equivalent effect			0.01			0.01
Net interest margin on a fully tax equivalent basis			2.44%			3.35%
Ratio of interest-earning assets to interest-bearing liabilities	126.78%			136.01%

Supplemental information:
Total deposits, including demand deposits	$4,280,721	$88,324		$3,845,331	$15,630
Cost of total deposits			2.06%			0.41%
Total funding liabilities, including demand deposits	$4,844,685	$117,017		$4,050,300	$22,944
Cost of total funding liabilities			2.42%			0.57%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

	(in thousands)

Interest-earning assets:
Investment securities (1)	$370,683	$375,779	$381,762	$387,303	$388,247
Other interest-earning assets	205,929	207,234	238,891	63,426	42,640
Loans held for sale	20,010	20,919	19,614	18,108	22,350
Loans
Commercial loans (2)(3)	3,005,840	2,980,817	2,938,292	2,901,464	2,770,667
Residential real estate loans (3)(4)	1,707,978	1,700,383	1,682,860	1,647,109	1,566,389
Consumer loans (3)	22,324	25,126	29,025	36,310	45,629
Total loans	4,736,142	4,706,326	4,650,177	4,584,883	4,382,685
Total interest-earning assets	5,332,764	5,310,258	5,290,444	5,053,720	4,835,922
Noninterest-earning assets	313,729	314,030	305,132	313,309	311,372
Total assets	$5,646,493	$5,624,288	$5,595,576	$5,367,029	$5,147,294
Interest-bearing liabilities:
Savings accounts	$1,307,774	$1,360,728	$1,421,622	$1,459,392	$1,408,493
NOW accounts	290,147	274,329	280,501	275,801	291,890
Money market accounts	963,223	910,694	802,373	824,694	878,609
Certificates of deposit	859,274	818,182	708,087	552,636	487,121
Brokered deposits	288,449	287,428	281,614	330,426	148,460
Total interest-bearing deposits	3,708,867	3,651,361	3,494,197	3,442,949	3,214,573
FHLB and FRB borrowings	507,520	508,001	666,345	448,096	392,508
Subordinated debentures	22,614	34,364	34,331	34,298	34,268
Total borrowings	530,134	542,365	700,676	482,394	426,776
Total interest-bearing liabilities	4,239,001	4,193,726	4,194,873	3,925,343	3,641,349
Noninterest-bearing liabilities:
Noninterest-bearing deposits	683,548	705,009	712,081	721,536	788,572
Other noninterest-bearing liabilities	137,239	126,742	88,363	101,820	101,621
Total liabilities	5,059,788	5,025,477	4,995,317	4,748,699	4,531,542
Total stockholders' equity	586,705	598,811	600,259	618,330	615,752
Total liabilities and stockholders' equity	$5,646,493	$5,624,288	$5,595,576	$5,367,029	$5,147,294

	Annualized Yield Trend - Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Interest-earning assets:
Investment securities (1)	2.14%	2.11%	2.14%	2.18%	2.09%
Other interest-earning assets	4.85%	5.11%	4.93%	5.13%	3.34%
Loans held for sale	7.32%	7.02%	6.67%	6.41%	5.93%
Commercial loans (2)(3)	5.45%	5.38%	5.30%	5.15%	4.92%
Residential real estate loans (3)(4)	4.21%	4.09%	3.92%	3.85%	3.64%
Consumer loans (3)	6.82%	6.51%	5.79%	5.80%	5.50%
Total loans	5.01%	4.92%	4.81%	4.69%	4.47%
Total interest-earning assets	4.81%	4.74%	4.63%	4.51%	4.27%

Interest-bearing liabilities:
Savings accounts	2.09%	1.98%	1.74%	1.51%	1.01%
NOW accounts	0.17%	0.11%	0.08%	0.05%	0.05%
Money market accounts	3.83%	3.64%	3.13%	2.58%	1.50%
Certificates of deposit	3.85%	3.50%	2.99%	1.97%	0.86%
Brokered deposits	3.71%	3.60%	3.29%	3.08%	1.32%
Total interest-bearing deposits	2.92%	2.72%	2.30%	1.87%	1.05%
FHLB and FRB borrowings	4.89%	5.03%	4.88%	4.62%	3.74%
Subordinated debentures	19.68%	7.00%	6.12%	6.18%	6.07%
Total borrowings	5.52%	5.15%	4.94%	4.73%	3.93%
Total interest-bearing liabilities	3.25%	3.04%	2.74%	2.23%	1.39%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2023	2023	2023	2023	2022
(dollars in thousands)
Net (loss) income	$(7,111)	$8,411	$7,450	$7,297	$9,577
Less: Goodwill impairment charge	10,760	—	—	—	—
Net income, excluding goodwill impairment charge	$3,649	$8,411	$7,450	$7,297	$9,577
Average Assets	$5,646,493	$5,624,288	$5,595,576	$5,367,029	$5,147,294
Average Equity	$586,705	$598,811	$600,258	$618,330	$615,752

Return on average assets (ROAA)	(0.50)%	0.60%	0.54%	0.54%	0.74%
Return on average assets (ROAA), excluding goodwill impairment charge(1)	0.26%	0.60%	0.54%	0.54%	0.74%
Return on average equity (ROAE)	(4.85)%	5.62%	4.98%	4.72%	6.22%
Return on average equity (ROAE), excluding goodwill impairment charge(2)	2.49%	5.62%	4.98%	4.72%	6.22%

Total noninterest expense	$43,214	$31,872	$31,725	$31,509	$34,644
Less: Amortization of other intangible assets	189	189	189	189	189
Total adjusted noninterest expense	43,025	31,683	31,536	31,320	34,455
Less: Goodwill impairment charge	10,760	—	—	—	—
Total adjusted noninterest expense, excluding goodwill impairment	$32,265	$31,683	$31,536	$31,320	$34,455

Net interest and dividend income	$29,693	$31,080	$32,100	$34,398	$39,189
Total noninterest income	8,904	11,598	12,662	8,690	9,900
Total revenue	$38,597	$42,678	$44,762	$43,088	$49,089

Efficiency ratio (3)	111.47%	74.24%	70.45%	72.69%	70.19%
Efficiency ratio, excluding goodwill impairment charge(4)	83.59%	74.24%	70.45%	72.69%	70.19%

(1) This non-GAAP measure represents net income, excluding goodwill impairment charge to average assets
(2) This non-GAAP measure represents net income, excluding goodwill impairment charge to average equity
(3) This non-GAAP measure represents adjusted noninterest expense divided by total revenue
(4) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment divided by total revenue

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2023	2023	2023	2023	2022
(dollars in thousands)

Total nonperforming assets	$17,582	$18,795	$20,234	$12,300	$14,840

Nonperforming assets to total assets	0.31%	0.33%	0.36%	0.22%	0.28%

Allowance for credit losses on loans to total loans	1.01%	1.02%	1.02%	1.02%	0.99%

Net charge-offs (recoveries)	$1,311	$(18)	$2,671	$(11)	$2,067

Annualized net charge-offs (recoveries)/average loans	0.11%	—%	0.23%	—%	0.19%

Allowance for credit losses on loans to nonperforming loans	273.92%	257.21%	236.62%	383.50%	305.93%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2023	2023	2023	2023	2022
(dollars in thousands, except share data)

Common stock outstanding	45,401,224	45,915,364	46,575,478	47,063,087	48,961,452

Book value per share	$12.86	$12.73	$12.79	$12.74	$12.60

Tangible common equity:
Total stockholders' equity	$583,759	$584,634	$595,532	$599,794	$616,976
Less: Goodwill	59,042	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	1,515	1,704	1,893	2,082	2,272
Tangible common equity	$523,202	$513,128	$523,837	$527,910	$544,902

Tangible book value per share (2)	$11.52	$11.18	$11.25	$11.22	$11.13

Tangible assets:
Total assets	$5,667,896	$5,664,387	$5,659,254	$5,572,858	$5,359,545
Less: Goodwill	59,042	69,802	69,802	69,802	69,802
Less: Other intangible assets	1,515	1,704	1,893	2,082	2,272
Tangible assets	$5,607,339	$5,592,881	$5,587,559	$5,500,974	$5,287,471

Tangible common equity / tangible assets (3)	9.33%	9.17%	9.38%	9.60%	10.31%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Statements of Net Income for HarborOne Bank Segment:	2023	2023	2023	2023	2022

	(Dollars in thousands)

Net interest and dividend income	$30,637	$31,468	$32,490	$34,562	$39,258
Provision (benefit) for credit losses	644	(113)	3,283	1,866	2,108
Net interest and dividend income, after provision for credit losses	29,993	31,581	29,207	32,696	37,150
Mortgage banking income:
Intersegment loss	(159)	(198)	(358)	(348)	(997)
Changes in mortgage servicing rights fair value	(257)	18	29	(136)	(263)
Other	185	188	195	201	203
Total mortgage banking (loss) income	(231)	8	(134)	(283)	(1,057)
Other noninterest income:
Deposit account fees	5,178	5,132	5,013	4,733	5,031
Income on retirement plan annuities	147	146	128	119	118
Bank-owned life insurance income	1,207	531	511	500	501
Other income	1,405	694	962	590	2,129
Total noninterest income	7,706	6,511	6,480	5,659	6,722
Noninterest expenses:
Compensation and benefits	16,535	15,238	15,067	14,764	16,531
Occupancy and equipment	4,038	3,828	3,910	4,295	4,236
Data processing	2,462	2,527	2,355	2,305	2,285
Loan expense	153	128	96	87	55
Marketing	751	709	787	1,063	747
Professional fees	1,404	914	699	996	1,027
Deposit insurance	794	1,004	1,176	510	385
Other expenses	2,476	1,924	2,103	2,170	3,478
Total noninterest expenses	28,613	26,272	26,193	26,190	28,744
Less: Amortization of other intangible assets	189	190	189	189	189
Total adjusted noninterest expense	28,424	26,082	26,004	26,001	28,555

Income before income taxes	9,086	11,820	9,494	12,165	15,128
Provision for income taxes	2,535	2,716	2,193	3,115	2,817
Net income	$6,551	$9,104	$7,301	$9,050	$12,311

Efficiency ratio (1) - QTD	74.13%	68.67%	66.73%	64.65%	62.10%
Efficiency ratio (1) - YTD	68.49%	66.64%	65.67%	64.65%	64.25%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Statements of Net Income for HarborOne Mortgage Segment:	2023	2023	2023	2023	2022

	(Dollars in thousands)

Net interest and dividend income	$160	$199	$120	$327	$419
Mortgage banking income:
Gain on sale of mortgage loans	2,176	2,704	3,300	2,224	2,301
Intersegment gain	56	249	90	454	553
Changes in mortgage servicing rights fair value	(3,296)	107	407	(1,556)	(2,368)
Other	2,116	2,082	2,117	2,015	2,122
Total mortgage banking income	1,052	5,142	5,914	3,137	2,608
Other noninterest income (loss)	2	(4)	—	—	126
Total noninterest income	1,054	5,138	5,914	3,137	2,734
Noninterest expenses:
Compensation and benefits	3,217	4,014	3,700	3,575	3,825
Occupancy and equipment	596	567	688	701	663
Data processing	13	21	48	41	74
Loan expense	(470)	258	321	226	114
Marketing	60	85	138	118	115
Professional fees	120	155	180	257	115
Goodwill impairment	10,760	—	—	—	—
Other expenses	371	390	418	404	546
Total noninterest expenses	14,667	5,490	5,493	5,322	5,452

(Loss) income before income taxes	(13,453)	(153)	541	(1,858)	(2,299)
Income tax (benefit) provision	(596)	(15)	232	(565)	—
Net (loss) income	$(12,857)	$(138)	$309	$(1,293)	$(2,299)

Efficiency ratio (1) - QTD	1,208.15%	102.87%	91.03%	153.64%	172.91%
Efficiency ratio, excluding goodwill impairment (2) - QTD	321.83%	102.87%	91.03%	153.64%	172.91%
Efficiency ratio (1) - YTD	192.98%	109.91%	113.87%	153.64%	77.92%
Efficiency ratio, excluding goodwill impairment (2) - YTD	125.94%	109.91%	113.87%	153.64%	77.92%

(1) This non-GAAP measure represents noninterest expense divided by total revenue
(2) This non-GAAP measure represents noninterest expense, excluding goodwill impairment divided by total revenue